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                                                                    EXHIBIT 23.1






               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-7070) pertaining to the Santa Fe Investment Savings & Profit Sharing Plan of our report dated May 8, 2000, with respect to the financial statements and schedule of the Santa Fe Investment Savings & Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.




                                       /s/ ERNST & YOUNG LLP

June 23, 2000
Dallas, Texas